Exhibit 10.1
Option Deed
Sino Gas & Energy Limited ACN 115 316 599
Pacific Asia Petroleum, Ltd
Pacific Asia Petroleum, Inc.
LAWYERS
Level 4, 105 St George’s Terrace, Perth, Western Australia 6000  |  Phone +61 8 9486 8111  |  Facsimile +61 8 9226 1696
PO Box Z 5312, St George’s Terrace, Perth, Western Australia 6831
Contact: Nino Odorisio  |  nodorisio@qlegal.com.au  |  SIN1001  |  © Reserved by QLegal

Contents

1. Definitions and interpretation	1

1.1 Definitions	1
1.2 General	2
1.3 Headings	3
1.4 Business Day	3

2. Grant of Option	3

3. Option Consideration	3

4. Period of Option	4

5. Exercise of Option	4

6. Sale and Purchase of Option Interest	4

6.1 General	4
6.2 Terms and Conditions of Sale	4
6.3 Apportionment of Exercise Price	6
6.4 Further agreements	6
6.5 BHPB Farmout Area excluded	6
6.6 Indemnity	6
6.7 Inconsistency	6

7. PAPL’s warranties	6

8. Further assurance	7

9. Default	7

10. Assignment	7

11. Costs	7

12. Notices	8

12.1 Service of Notice	8
12.2 Address for Service	8
12.3 Hand-delivered Notice	8
12.4 Notice given by facsimile	9
12.5 Business Day	9

13. Confidentiality	9

14. Law and jurisdiction	9

14.1 Governing Law	9
14.2 Submission to jurisdiction	9

15. Miscellaneous	9

15.1 Variation, modification or waiver	9
15.2 Failure, delay, relaxation or indulgence	10
15.3 Time of the essence	10

16. Counterparts	10

17. Entire Agreement	10
Contents | Page i

Option Deed

Date	November 6, 2007

Parties	Sino Gas & Energy Limited ACN 115 316 599
15 Rheola Street, West Perth, Western Australia
(SGE)

Pacific Asia Petroleum, Ltd
250 East Hartsdale Avenue, Hartsdale NY 10530, United States of America
(PAPL)

Pacific Asia Petroleum, Inc.
250 East Hartsdale Avenue, Hartsdale NY 10530, United States of America
(PAPI)
Background
A.	PAPL has agreed to grant SGE an option to acquire the Option Interest on the terms and conditions set out in this Deed.
Operative provisions
1.	Definitions and interpretation

1.1	Definitions

In this Deed, unless the context otherwise requires:

Act of Default means when a party:
(a)	fails to perform its obligations to the other party under this Deed;

(b)	has a receiver, manager, receiver and manager, liquidator (including a provisional liquidator), special investigator, administrator, statutory manager or similar person appointed (whether by a court or other persons) concerning any of its property, assets, business or affairs;

(c)	assigns its property, assets, business or affairs for the benefit of its creditors; or

(d)	has any bona fide distress, execution, attachment or other process made or levied against any of its assets which is not satisfied within seven days after service.
Asset Transfer Agreements means the three agreements between Chevron, PAPL and PAPI dated 7 September 2007 pursuant to which PAPL is entitled to acquire all of Chevron’s participating interest (and all associated rights) in the Production Sharing Contracts.
Business Day means a day on which banks are open for general banking business in Perth, Western Australia.
Chevron means ChevronTexaco China Energy Company of 1218 China World Tower 2, 1 Jian Guo Men Wai Avenue Bejing 1900004, People’s Republic of China.
Option Deed | Page 1

Completion means completion of the sale and purchase of the Option Interest in accordance with the terms of clause 6.
Exercise Notice means a notice in substantially the form attached hereto.
Exercise Period means at any time prior to 5pm (Western Standard Time) on the Expiry Date.
Exercise Price means the aggregate of:
(a)	20% of the Purchase Price (as that term is defined in the Asset Transfer Agreements) paid by PAPL to Chevron in respect of the acquisition by PAPL of Chevron’s 50% interest in the Production Sharing Contracts pursuant to the terms of the Asset Transfer Agreements;

(b)	20% of PAPL or PAPI’s reasonable interest costs (being no greater than LIBOR plus 2%) in financing the acquisition by PAPL of Chevron’s 50% interest in the Production Sharing Contracts pursuant to the terms of the Asset Transfer Agreements, such costs to be calculated from the Completion Date (as that term is defined in the Asset Transfer Agreements) to the date of Completion of the sale and purchase of the Option Interest occurring under this Deed; and

(c)	20% of all geological, geophysical, operational and other costs paid or payable by PAPL to the Operator (as that term is defined in the Production Sharing Contacts), or to Chevron by way of reimbursement for such costs, in relation to the period from 1 July 2007 to the date of Completion of the sale and purchase of the Option Interest occurring under this Deed.
Expiry Date means the date which is 12 months after the date of this Deed or, if the Deed is not dated, the date the Deed is signed by the last of the parties to it.

Notice means a notice given pursuant to this Deed and includes the Exercise Notice.

Option means the option to purchase the Option Interest granted under clause 2.

Option Consideration means the consideration referred to in clause 3.

Option Exercise Date means the date the Option is exercised in accordance with clause 5.

Option Interest means 20% of PAPL’s 50% participating interest in the Production Sharing Contracts (and all associated rights) as acquired by PAPL pursuant to the Asset Transfer Agreements.

Production Sharing Contracts means the:
(a)	the Linxing PSC;

(b)	the San Jiao Bei PSC; and

(c)	the Shenfu PSC,
as defined in the Asset Transfer Agreements.

PSC means a Production Sharing Contract.

1.2	General

In this Deed, unless the context otherwise requires:
Option Deed | Page 2

(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, firm, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this Deed;

(f)	a recital, schedule or annexure forms part of this Deed;

(g)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, notated, supplemented or replaced from time to time;

(h)	a reference to any party to this Deed or any other document or arrangement includes that party’s executors, administrators, substitutes and successors;

(i)	a reference to a period of time (including, without limitation, a year, a month, a week and a day) is to a calendar period;

(j)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

(k)	unless also defined in this Deed, terms which are defined in the Asset Transfer Agreements have the same meaning when used in this Deed.
1.3	Headings

In this Deed, headings are for convenience of reference only and do not affect interpretation.

1.4	Business Day

If the day on which any act, matter or thing is to be done under or pursuant to this Deed is not a Business Day, that act, matter or thing may be done on the next Business Day.

2.	Grant of Option

In consideration for the Option Consideration, PAPL grants to SGE the option to purchase the Option Interest from PAPL for the Exercise Price on the terms and conditions set out in this Deed.

3.	Option Consideration

In consideration for the grant of the Option, SGE waives all pre-emptive rights which SGE may have under the Production Sharing Contracts to acquire Chevron’s 50% participating interest in the Production Sharing Contracts, for the sole purpose of permitting the transfer of that entire interest to PAPL under the terms of the Asset Transfer Agreements.
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4.	Period of Option

The Option may only be exercised by SGE during the Exercise Period.

5.	Exercise of Option

At any time during the Exercise Period, SGE may exercise the Option with respect to all, and not less than all, of the Option Interest by delivering to PAPL a duly completed Exercise Notice executed by SGE or its duly authorised agent. The Exercise Notice must be delivered to PAPL in accordance with clause 12.

6.	Sale and Purchase of Option Interest

6.1	General

The exercise of the Option pursuant to clause 5 will amount to a binding agreement for the sale and purchase of the Option Interest in accordance with the terms of this clause 6.

6.2	Terms and Conditions of Sale

The sale and purchase of the Option Interest will occur on the same terms and conditions as set out in the Asset Transfer Agreements subject to the following amendments:
(a)	PAPL will be the vendor and SGE will be the purchaser of the Option Interest and all references to “the Vendor” and “the Purchaser” in the Asset Transfer Agreements will be interpreted accordingly;

(b)	the purchase price for the sale and purchase of the Option Interest will be the Exercise Price, and subject to the apportionment of the Exercise Price between the Asset Transfer Agreements as set out in clause 6.3, the definition of, and all other references to, the “Purchase Price” contained in the Asset Transfer Agreements will be interpreted accordingly;

(c)	the effective date of the sale and purchase of the Option Interest will be the Option Exercise Date and the definition of “Effective Date” contained in clauses 1.1 of the Asset Transfer Agreements will be interpreted accordingly;

(d)	no deposits will be payable by SGE pursuant to the Asset Transfer Agreements and all references to “the Deposit” in the Asset Transfer Agreements will be interpreted accordingly;

(e)	the definitions of “Adjustment Amount”, “Deposit”, “Disclosure Material” and “Vendor Account” contained in clause 1.1 of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest and all references to those terms in the Asset Transfer Agreements will be interpreted accordingly;

(f)	the definition of “Participating Interest” contained in clause 1.1 of the Asset Transfer Agreements will be amended as follows:
(i)	in the case of the Asset Transfer Agreement relating to the Linxing PSC:

“Participating Interest means 20% of the Vendor’s 50% interest in the rights and obligations of the Contractor under the Linxing PSC or derived from the Linxing PSC”;
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(ii)	in the case of the Asset Transfer Agreement relating to the San Jaio Bei PSC:

“Participating Interest means 20% of the Vendor’s 50% interest in the rights and obligations of the Contractor under the San Jaio Bei PSC or derived from the San Jaio Bei PSC”; and

(iii)	in the case of the Asset Transfer Agreement relating to the Shenfu PSC:

“Participating Interest means 20% of the Vendor’s 50% interest in the rights and obligations of the Contractor under the Shenfu PSC or derived from the Shenfu PSC in so far as they relate to the SGE Farmout Area”;
(g)	the definition of “Sale Interest” contained in clauses 1.1 of the Asset Transfer Agreements will be amended by inserting the following at the end of subclauses (b) and (c):

“in so far as they relate to the Participating Interest”;

(h)	the condition precedent contained in clause 3.1(a) of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest and all references to clause 3.1(a) contained in the Asset Transfer Agreements will be interpreted accordingly;

(i)	clauses 5.3, 5.4, 5.6, 6.3(d) and (e), 7.1, 7.2, 7.3 and 9.2 (b) of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest;

(j)	the maximum aggregate liability of the vendor referred to in clause 9.3 (a) of the Asset Transfer Agreements will be reduced to 20% of the applicable Base Purchase Price;

(k)	the monetary limits referred to in clause 9.3 (f)(i) and (ii) of the Asset Transfer Agreements will be reduced to 20% of the stated amounts;

(l)	the reference to “Base Purchase Price” in the ninth line of clause 9.8 of the Asset Transfer Agreements will be interpreted as a reference to the amount which is equal to 20% of the “Base Purchase Price”;

(m)	the reference to “Base Purchase Price” in the twelfth line of clause 9.8 of the Asset Transfer Agreements will be interpreted as a reference to the “Purchase Price”;

(n)	clause 9.11 of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest;

(o)	clause 15 of the Asset Transfer Agreements will be read subject to the terms of this Deed;

(p)	Schedule 1 of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest;

(q)	the Notices of Assignment contained in Schedule 2 of the Asset Transfer Agreements will be modified in order to make them consistent with the terms of this Deed; and

(r)	Schedules 3 and 4 of the Asset Transfer Agreements will not apply to the sale and purchase of the Option Interest.
Option Deed | Page 5

6.3	Apportionment of Exercise Price

The parties agree that the Exercise Price will be apportioned between the Asset Transfer Agreements as follows:
(a)	in the case of the Asset Transfer Agreement relating to the Linxing PSC, 54.6875%:

(b)	in the case of the Asset Transfer Agreement relating to the San Jaio Bei PSC, 26.5625%; and

(c)	in the case of the Asset Transfer Agreement relating to the Shenfu PSC, 18.7500%.
6.4	Further agreements

In order to give effect to this clause 6, the parties agree that the Completion Modification Agreements and the Deeds of Novation referred to in the Asset Transfer Agreements, and which are required be issued by PAPL and SGE on or about the Option Exercise Date, will be in the same form as the Completion Modification Agreements and the Deeds of Novation issued by Chevron and PAPL pursuant to the Asset Transfer Agreements, subject to any necessary modifications as agreed upon by PAPL and SGE that are required to make those documents consistent with the terms of this Deed and the sale and purchase of the Option Interest under it.

6.5	BHPB Farmout Area excluded

For the avoidance of doubt, the Option Interest does not include any interest in the Shenfu PSC to the extent that it relates to the BHPB Farmout Area (as that term is defined in the Shenfu PSC).

6.6	Indemnity

PAPI hereby indemnifies, defends and holds harmless SGE in respect of all rights, obligations, acts and omissions PAPL in relation to this Deed including the sale and purchase of the Option Interest under it.

6.7	Inconsistency

In the event of any inconsistency between the terms and conditions of the Asset Transfer Agreements (as modified by clause 6.2) and the other terms of this Deed, the other terms of this Deed will prevail.

7.	PAPL’s warranties

PAPL warrants and represents to SGE that:
(a)	both as at the date of this Deed and as at Completion:
(i)	this Deed constitutes a legal, valid and binding obligation of PAPL fully enforceable in accordance with its terms;

(ii)	PAPL is or, subject to completion of the Asset Transfer Agreements, will be the sole legal and beneficial owner of the Option Interest;

(iii)	PAPL has not, otherwise than with the prior written consent of SGE, varied any term of the Asset Transfer Agreements which would have an adverse effect on SGE’s rights under this Deed;
Option Deed | Page 6

(iv)	PAPL has the full right, power, capacity and authority to grant the Option and to perform its other obligations under this Deed without the consent, approval, agreement or authorisation of any third party;

(v)	there are no outstanding notices or other documents received from any competent authority or from any other person which might jeopardise or adversely affect the title of PAPI to the Option Interest;

(vi)	there are no civil, criminal or governmental proceedings or claims pending, threatened, or in course of conduct either by or against PAPL in relation to the Option Interest, and there are no facts known to PAPL which will or may give rise to any such proceedings;

(vii)	PAPL is not involved in, or aware of, any material dispute with any person or other entity concerning the Option Interest; and

(viii)	no petition has been issued or is threatened to be issued against PAPL to place it in liquidation, no action has been taken or threatened to be taken to seize or take possession of any of PAPL’s property or assets or to place PAPL in administration or receivership and there are no judgments unsatisfied or partially unsatisfied against PAPL;
(b)	at Completion, the Option Interest will be free from all liens, mortgages, charges, pledges, encumbrances, equities and other third party interests of whatsoever nature;

(c)	during the Exercise Period, PAPL will not transfer, assign or otherwise deal with the Option Interest except in accordance with the terms of this Deed.
8.	Further assurance

Each party will, whenever requested by the other party, execute, sign and deliver all documents and do all other things reasonably necessary or appropriate to transfer to SGE the Option Interest or otherwise to give full effect to the provisions of this Deed.

9.	Default

Each party will promptly notify all other parties hereto, in writing, of any event which constitutes an Act of Default by it or, to its knowledge, an Act of Default of another party hereto.

10.	Assignment

The rights of the parties under this Agreement cannot be assigned without the prior written approval of the other parties.

11.	Costs

Each party will bear its own costs of and incidental to the negotiation, preparation, execution and completion of this Deed and the matters and transactions contemplated by this Deed. All stamp duty payable on or in connection with this Deed shall be borne by SGE.
Option Deed | Page 7

12.	Notices

12.1	Service of Notice

All Notices to be given under this Deed shall be in writing and will be regarded as given properly if:
(a)	served personally on the party to whom the notice is given; or

(b)	sent to the party to whom the notice is given by facsimile transmission.
12.2	Address for Service

Each party’s address and facsimile number for service of a notice is the address and facsimile number specified below or such other address or facsimile number as that party has advised by notice to the other parties in accordance with this clause.
(a)	If to SGE:
The Directors
Sino Gas & Energy Ltd
Level 1, 15 Rheola Street
WEST PERTH WA 6005
Australia
Facsimile: +61 8 9481 6527
(b)	If to PAPL:
The Board of Directors
Pacific Asia Petroleum, Limited
250 East Hartsdale Avenue
HARTSDALE, NY 10530
United States of America
Facsimile: +1 914 472 6793
(c)	If to PAPI:
The Chief Executive Officer
Pacific Asia Petroleum, Inc.
250 East Hartsdale Avenue
HARTSDALE, NY 10530
United States of America
Facsimile: +1 914 472 6793
12.3	Hand-delivered Notice

A Notice which is hand-delivered before 5pm on a Business Day at the place of delivery will be deemed to be received on that day and, in any other case of hand delivery, will be regarded as having been received on the next Business Day after delivery in that place.
Option Deed | Page 8

12.4	Notice given by facsimile

A Notice which is sent by facsimile will be deemed to have been received at the time the machine on which that facsimile is transmitted displays or records confirmation that transmission has been completed to the party to whom the Notice was sent, if that occurs before 5pm on a Business Day in the place to which the facsimile is sent or, in any other case, on the next Business Day in that place following the day on which the confirmation of sending is displayed or recorded.

12.5	Business Day

For the purposes of this clause 12, “Business Day” means any day, not being a Saturday, Sunday or gazetted public holiday, in the place to which the Notice is given.

13.	Confidentiality

The parties must maintain absolute confidentiality concerning the existence, subject matter and terms of this Deed, and no public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this Deed may be made or authorised by a party without the prior written approval of the other party, except that a party may make a disclosure in relation to this Deed:
(a)	to its professional advisers, bankers, financial advisers and financiers upon those persons undertaking to keep confidential any information so disclosed; or

(b)	to comply with any applicable stock exchange listing rules, law or requirement of any government agency.
For avoidance of doubt, the parties hereto agree and acknowledge that, as a United States publicly-traded company subject to the requirements of the Securities Act of 1933, as amended, following (i) execution of this Deed, and (ii) exercise of the Option hereunder, PAPI may be required to publicly-disclose the execution of this Deed and the exercise of the Option hereunder, including the parties hereto, the Exercise Price hereunder and the Deed itself.

14.	Law and jurisdiction

14.1	Governing Law

This Deed is governed by the laws of England and Wales. 14.2 Submission to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of England and Wales and any courts that may hear appeals from those courts in respect of any proceedings in connection with this Deed.

15.	Miscellaneous

15.1	Variation, modification or waiver

No variation, modification or waiver of any provision of this Deed nor consent to any departure by any Party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.
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15.2	Failure, delay, relaxation or indulgence

No failure, delay, relaxation or indulgence on the part of any Party in exercising any right or power conferred upon such Party in terms of this Deed shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof, or the exercise of any other power or right under this Deed.

15.3	Time of the essence

Time shall be of the essence in this Deed in all respects.

16.	Counterparts

This Deed may be executed in counterpart and each counterpart (including by facsimile) will for all purposes be deemed to be an original and all counterparts shall together constitute one instrument.

17.	Entire Agreement

This Deed constitutes the sole and entire agreement between the Parties in relation to the Option.
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Exercise Notice

To:	The Board of Directors Pacific Asia Petroleum, Ltd.
Option Deed
We refer to the Option Deed dated [     ] October 2007 (Deed) between Sino Gas & Energy Ltd ACN 115 316 599 (SGE), Pacific Asia Petroleum, Ltd (PAPL) and Pacific Asia Petroleum, Inc. (PAPI). Terms defined in the Deed have, unless the context otherwise requires, the same meaning in this Exercise Notice.
Pursuant to clause 5 of the Deed, SGE requires that PAPL sell the Option Interest to SGE for the Exercise Price.
Dated
Executed by Sino Gas & Energy Limited
ACN 115 316 599 by or in the presence of:

Signature of Director	Signature of Secretary/Director

Name of Director in full	Name of Secretary/Director in full
Option Deed | Page 11

Executed as a Deed.
Executed by Sino Gas & Energy Limited
ACN 115 316 599 by or in the presence of:

/s/ Stephen John Lyons

Signature of Director	Signature of Secretary

Stephen John Lyons

Name of Director in full	Name of Secretary
Executed by Pacific Asia Petroleum, Ltd
by or in the presence of in accordance with its
constitution:

/s/ Frank Clifford Ingriselli	/s/ Stephen Francis Groth

Signature of Director	Signature of Officer
November 5, 2007	November 5, 2007

Frank Clifford Ingriselli	Stephen Francis Groth

Name of Director in full	Name of Officer in full
Executed by Pacific Asia Petroleum, Inc.
by or in the presence of in accordance with its
bylaws:

/s/ Frank Clifford Ingriselli	/s/ Stephen Francis Groth

Signature of Officer	Signature of Officer
November 5, 2007	November 5, 2007

Frank Clifford Ingriselli	Stephen Francis Groth

Name of Officer in full	Name of Officer in full
Option Deed | Page 12